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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Volume Services America Holdings, Inc. on Form S-1 of our report dated March 8, 2002, except for the second to last paragraph of Note 2, as to which the date is August 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
February 12, 2003